SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________

GREAT SOUTHERN BANCORP, INC.	GREAT SOUTHERN CAPITAL TRUST I
(Exact name of registrant and co-registrant as specified in their charters)

Delaware	43-1524856	Delaware	51-6521613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1451 East Battlefield Road Springfield, Missouri 65804 (417) 887-4400	1451 East Battlefield Road Springfield, Missouri 65804 (417) 887-4400
(Addresses, including zip codes, and telephone numbers of registrant's and co-registrant's principal executive offices)

       If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

       If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

       Securities Act Registration Statement File Numbers to which this Form relates:

                                                         333-57832; 333-57832-01

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

       Securities to be registered pursuant to Section 12 (g) of the Act:

__% Cumulative Trust Preferred Securities

(and the Guarantee with respect thereto)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants' Securities to Be Registered

       For the full description of Great Southern Capital Trust I's ___% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Great Southern Bancorp, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement on Form S-3 (Registration No. 333-57832 and Registration No. 333-57832-01) filed by Great Southern Bancorp, Inc. and Great Southern Capital Trust I with the Securities and Exchange Commission on March 29, 2001 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections contained therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits

2.1	Certificate of Trust of Great Southern Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

2.2	Trust Agreement of Great Southern Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.3	Form of Amended and Restated Trust Agreement of Great Southern Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.4	Form of Preferred Securities Certificate of Great Southern Capital Trust I (incorporated by reference to Exhibit 4.8 to the Registration Statement which is included as Exhibit D to Exhibit 4.5 to the Registration Statement).

2.5	Form of Preferred Securities Guarantee Agreement of Great Southern Capital Trust I (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.6	Form of Indenture for Subordinated Debentures (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.7	Form of Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: April 10, 2001	GREAT SOUTHERN BANCORP, INC.

By: /s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer

GREAT SOUTHERN CAPITAL TRUST I

By: /s/ Joseph W. Turner
Joseph W. Turner, Trustee

By: /s/ Rex A. Copeland
Rex A. Copeland, Trustee

By: /s/ Larry A. Larimore
Larry A. Larimore, Trustee